"THE BROKER SPECIAL WARRANTS REPRESENTED BY THIS CERTIFICATE
          ARE NOT TRANSFERABLE."

                                MINERA ANDES INC.
                               (the "Corporation")


THE BROKER SPECIAL WARRANTS EVIDENCED HEREBY ARE EXERCISABLE UNTIL 4:30 P.M. (CALGARY TIME) (THE "EXPIRY TIME") ON THE EARLIER OF: (I) FIVE (5) BUSINESS DAYS AFTER THE DAY UPON WHICH A RECEIPT FOR THE FINAL PROSPECTUS TO BE FILED BY THE CORPORATION WITH RESPECT TO THE DISTRIBUTION OF THE BROKER WARRANTS ISSUABLE UPON EXERCISE OF THE BROKER SPECIAL WARRANTS (THE "PROSPECTUS") OR, ALTERNATIVELY, AN APPROPRIATE ORDER THAT PERMITS THE BROKER WARRANTS ISSUABLE UPON EXERCISE OF THE BROKER SPECIAL WARRANTS TO BE FREELY TRADEABLE (THE "ORDER"), HAS BEEN OBTAINED FROM THE SECURITIES COMMISSIONS OR SIMILAR REGULATORY AUTHORITIES IN THE PROVINCES OF ALBERTA AND BRITISH COLUMBIA (THE "FILING PROVINCES"); AND (II) DECEMBER 13, 1997, (SUCH EARLIER DATE BEING REFERRED TO AS THE "EXPIRY DATE"). ANY BROKER SPECIAL WARRANTS NOT EXERCISED PRIOR TO THE EXPIRY TIME SHALL BE DEEMED TO BE EXERCISED, WITHOUT ANY FURTHER ACTION ON THE PART OF THE HOLDER, IMMEDIATELY PRIOR TO THE EXPIRY TIME.

                       BROKER SPECIAL WARRANT CERTIFICATE


===============================================================================
Broker Special Warrant Certificate   Representing
No.                                  Broker Special Warrants, each Broker
                                     Special Warrant entitling the holder to
                                     acquire, at no additional cost, one Broker
                                     Warrant
===============================================================================


THIS CERTIFIES that, for value received, ___________________________________,
____________________________________________________________, the registered holder hereof (the "holder" or "Special Warrantholder") is entitled at any time until 4:30 p.m. (Calgary time) (the "Expiry Time"), on the earlier of: (i) five
(5) business days after the day upon which a receipt for the final prospectus (the "Prospectus") to be filed by the Corporation with respect to the distribution of the Broker Warrants, as hereinafter defined, issuable upon exercise of the broker special warrants represented by this special warrant certificate (the "Broker Special Warrants") or, alternatively, an appropriate order that permits the Broker Warrants, as hereinafter defined, issuable upon exercise of the Broker Special Warrants to be freely tradeable (the "order"), has been obtained from the securities commissions or similar regulatory authorities in the Provinces of Alberta and British Columbia (the "Filing Provinces"); and (ii) December 13, 1997 (such earlier date being referred to as the "Expiry Date") to acquire one common share purchase warrant exercisable to purchase one common share in the capital of the Corporation, at $2.50 per share until Decemer 13, 1997, and $2.88 per share until December 13, 1998, (a "Broker Warrant") for each Broker Special Warrant evidenced hereby, without further payment (other than taxes payable in certain circumstances), by surrendering to the Corporation c/o Montreal Trust Company of Canada the special warrant certificate ("Special Warrant Certificate"), with the attached Exercise Form duly completed and executed (at the address therein specified); provided that unless the holder has so surrendered the Special Warrant Certificate for exercise pursuant to the provisions hereof prior to the Expiry Time, all Broker Special Warrants represented hereby shall be deemed to have been exercised by the Special Warrantholder immediately prior to the Expiry Time; provided that the Special Warrantholder shall only be entitled to receive the certificates representing the Broker Warrants to which such Special Warrantholder is entitled upon delivery to the Corporation c/o Montreal Trust Company of Canada, Suite 710, 530 - 8th Avenue S.W., Calgary, Alberta, T2P 3S8, of the Special Warrant Certificate representing the Broker Special Warrants held, together with the Exercise Form attached thereto duly completed.

The Broker Warrants will be issued pursuant to a Warrant Indenture dated December 13, 1996, between the Corporation and Montreal Trust Company of Canada.

The Broker Warrants acquired upon exercise of the Broker Special Warrants are sometimes referred to herein as the "Underlying Security".

This Special Warrant Certificate shall be deemed to be so surrendered only upon personal delivery thereof to or, if sent by post or other means of transmission, upon receipt thereof by the Corporation at the office specified in the Exercise Form annexed hereto.

Upon due exercise of the Broker Special Warrants represented hereby, the Corporation shall cause to be issued to each person in whose name Broker Warrants so subscribed for are to be issued (provided that if the Broker Warrants are to be issued to a person other than a holder of this Broker Special Warrant, the Special Warrantholder's signature on the Exercise Form herein shall be guaranteed by a Canadian chartered bank, by a Canadian trust company, or by a member firm of any Canadian stock exchange and the Special Warrantholder shall pay to the Corporation, all applicable transfer or similar taxes and the Corporation shall not be required to issue or deliver Broker Warrants unless or until such Special Warrantholder shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid or that no tax is due) the Broker Warrants, to be issued to such person and such person shall become a holder of such Broker Warrants with effect from the date of such exercise; and upon due surrender of this Special Warrant Certificate the Corporation will cause certificates evidencing such Broker Warrants to be mailed to such person at the address specified in such Exercise Form, or in the case of the deemed exercise of this Broker Special Warrant, to be mailed to the address of the Special Warrantholder appearing in the register of Broker Special Warrants maintained by Corporation, within five business days after receipt of notice from the holder by the Corporation of the exercise or deemed exercise of this Broker Special Warrant.

Upon presentation to the Corporation, c/o Montreal Trust Company of Canada, certificates representing Broker Special Warrants may be exchanged for certificates representing in the aggregate an equal number of Broker Special Warrants. The Corporation may treat the registered holder of this Special Warrant Certificate for all purposes as the absolute owner of the Broker Special Warrants represented hereby. The holding of the Broker Special Warrants evidenced hereby shall not constitute the holder hereof a holder of any of the Broker Warrants, nor entitle such holder to any right or interest in respect thereof except as herein expressly provided.

The Broker Special Warrants evidenced by this Special Warrant Certificate and all rights granted hereunder, are not transferrable or assignable to any party by the holder thereof.

After the Expiry Time, holders of Broker Special Warrants which have not been exercised or deemed to have been exercised have no rights under the Broker Special Warrants represented by this Special Warrant Certificate and the Broker Special Warrants shall thereafter be void and of no value or effect. All Broker Special Warrants exercised or deemed exercised shall be cancelled.

To the extent that the Special Warrantholder is entitled on the exercise or partial exercise thereof to a fraction of an Underlying Security, such right may only be exercised in respect of such fraction in combination with other Broker Special Warrants which in the aggregate entitle the holder to receive a whole number of the Underlying Security. If the holder is not able or elects not to combine Broker Special Warrants so as to be entitled to acquire a whole number of the Underlying Security the Corporation shall make an appropriate cash adjustment. The amount of cash adjustment shall be equal to the fraction of the Underlying Security to which the holder will be entitled multiplied by the market price of the Underlying Security on the date of exercise.

The Special Warrantholder shall be deemed to have become the holder of record of the Underlying Security on the date on which it exercises, or is deemed, pursuant to this Special Warrant Certificate, to have exercised its Broker Special Warrants, unless the transfer books of the Corporation shall be closed by law on said date of such exercise, in which case the Underlying Security will be deemed to have been issued and such Broker Special Warrantholder shall be deemed to have become holder of record of such Underlying Security on the date on which such transfer books are next reopened.

The Corporation shall not be required to deliver certificates representing the Underlying Security during the period when the transfer books of the Corporation are closed by law, and in the event of a surrender of a Special Warrant for the acquisition of Underlying Security during such period, the delivery of certificates may be postponed for a period not exceeding ten days after the date of the reopening of the transfer books.

If and whenever at any time prior to the Expiry Time, there is a reclassification of the common shares of the Corporation or a capital reorganization of the Corporation or a subdivision or consolidation of the common shares of the Corporation or an amalgamation, merger or other form of business combination of the Corporation with or into any other body corporate, trust, partnership or other entity, or a sale or conveyance of the property and assets of the Corporation as an entirety or substantially as an entirety to any other body corporate, trust, partnership or other entity or the payment of a stock dividend, the Special Warrantholder, whose right of acquisition has not been exercised prior to the effective date of such reclassification, reorganization, subdivision, consolidation, amalgamation, merger, sale, conveyance or payment, upon the exercise of such right thereafter, shall be entitled to receive and shall accept, in lieu of the number of the Underlying Security then sought to be acquired by him, a warrant to acquire the number of shares or other securities or property of the Corporation or of the body corporate, trust, partnership or other entity resulting from such merger, amalgamation, or business combination, or to which such sale or conveyance may be made, as the case may be, that the Special Warrantholder would have been entitled to receive on such reclassification, capital reorganization, subdivision, consolidation, amalgamation, merger, other business combination, sale, conveyance or payment, if, on the record date or the effective date thereof, as the case may be, the Special Warrantholder had been the registered holder of the number of the Underlying Security sought to be acquired. If determined appropriate by the Corporation to give effect to or to evidence the provisions of this paragraph, the Corporation, its successor, or such purchasing body corporate, partnership, trust or other entity, as the case may be, shall, prior to or contemporaneously with any such reclassification, reorganization, subdivision, consolidation, amalgamation, merger, sale, conveyance or payment enter into an agreement which shall provide, to the extent possible, for the application of the provisions set forth in this Special Warrant Certificate with respect to the rights and interests thereafter of the Special Warrantholder to the end that the provisions set forth herein shall thereafter correspondingly be made applicable, as nearly as may reasonably be, with respect to any shares, other securities or property to which the Special Warrantholder is entitled on the exercise of his acquisition rights thereafter.

As a condition precedent to the taking of any action described in the foregoing paragraph, the Corporation shall take any corporate action which may, in the opinion of counsel to the Corporation, be necessary in order that the holders of such Broker Special Warrants are entitled to receive on the full exercise thereof in accordance with the provisions hereof, and upon the exercise of Broker Warrants in accordance with the provisions thereof, the number of shares or other securities or property of the Corporation or of the body corporate, trust, partnership or other entity resulting from such merger, amalgamation, or business combination, or to which such sale or conveyance may be made, as the case may be, that the Special Warrantholder would have been entitled to receive on such reclassification, capital reorganization, subdivision, consolidation, amalgamation, merger, other business combination, sale, conveyance or payment, if, on the record date or the effective date thereof, as the case may be, the Special Warrantholder had been the registered holder of the number of the Underlying Security sought to be acquired.

The adjustments provided for herein in the number and classes of securities which are to be received on the exercise of Broker Special Warrants, are cumulative. After any adjustment pursuant hereto, the term "Underlying Security" where used herein shall be interpreted to mean securities of any class or classes which, as a result of all prior adjustments pursuant to this provision, the Special Warrantholder is entitled to receive upon the exercise of the Broker Special Warrant, and the number of the Underlying Security indicated in an Exercise Form shall be interpreted to mean the number of securities which, as a result of all prior adjustments pursuant hereto, a Special Warrantholder is entitled to receive upon the exercise of a Broker Special Warrant.

In the event of any question arising with respect to the adjustments provided for herein, such question shall be conclusively determined by the Corporation's auditors (or, if they are unwilling to act, another firm of auditors satisfactory to the Corporation) who shall have access to all necessary records of the Corporation, and such determination shall be binding upon the Corporation, the Special Warrantholder and all other interested persons.

The Corporation shall from time to time immediately after the occurrence of any event which requires an adjustment or readjustment as provided herein, deliver a certificate of the Corporation to each Special Warrantholder, at the address of each Special Warrantholder appearing on the register of Broker Special Warrants maintained at the head office of the Corporation or at such other address as the Special Warrantholder may have notified the Corporation, specifying the nature of the event requiring the same and the adjustment necessitated thereby and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

The holding of the Broker Special Warrants evidenced by this Special Warrant Certificate shall not constitute the holder hereof a shareholder of the Corporation nor entitle such holder to any right or interest in respect thereof except as herein expressly provided.

This Special Warrant Certificate shall not be valid for any purpose whatsoever unless and until it has been signed by or on behalf of the Corporation. Time shall be of the essence hereof.

The Broker Special Warrants shall be governed by and performed, construed and enforced in accordance with the laws of the Province of Alberta and shall be treated in all respects as Alberta contracts.

IN WITNESS WHEREOF the Corporation has caused this Special Warrant Certificate to be signed by its duly authorized officer as of the 13th day of December, 1996.

                                   MINERA ANDES INC.


                                   Per:
                                       ----------------------------------------
                                       ALLEN AMBROSE, PRESIDENT

                                  EXERCISE FORM

TO:  Minera Andes Inc.
     c/o Montreal Trust Company of Canada
     Suite 710, 530 - 8th Avenue S.W.
     Calgary, Alberta
     T2P 3S8

The undersigned hereby exercises the right to acquire Broker Warrants of Minera Andes Inc. as constituted on December 13, 1996 (or such number of other securities or property which such Broker Special Warrants entitle the undersigned to acquire in lieu thereof or in addition thereto under the provisions of the accompanying Special Warrant Certificate) in accordance with and subject to the provisions of such Special Warrant Certificate.

The Broker Warrants (or other securities or property) are to be issued as follows:

     Name:
          ---------------------------------------------------------------------
                                 (print clearly)

     Address in full:
                     ----------------------------------------------------------

     --------------------------------------------------------------------------

     Social Insurance Number:
                             --------------------------------------------------

     Number of Broker Warrants:
                               ------------------------------------------------

     Note: If further nominees intended, please attach (and initial) schedule giving these particulars.

Such securities (please check one):

(a)            should be sent by first class mail to the following address:
   ----------
               ----------------------------------------------------------------

               ----------------------------------------------------------------

                                       OR

(b) should be held for pick up at the office of Montreal Trust ----------- Company of Canada.

If the number of Broker Special Warrants exercised are less than the number of Broker Special Warrants represented hereby, the undersigned requests that the new Special Warrant Certificate representing the balance of the Broker Special Warrants be registered in the name of
                                     ------------------------------------------
whose address is
                ---------------------------------------------------------------
Such securities (please check one):

(a)            should be sent by first class mail to the following address:
   ----------
               ----------------------------------------------------------------

               ----------------------------------------------------------------

                                       OR

(b) should be held for pick up at the office of Montreal Trust ----------- Company of Canada.


In the absence of instructions to the contrary, the securities or other property will be issued in the name of or to the holder hereof and will be sent by first class mail to the last address of the holder appearing on the register maintained for the Broker Special Warrants.


          DATED the       day of                    , 19     .
                   -------       -------------------    -----


-----------------------------------     ---------------------------------------
Signature Guaranteed                    (Signature of Special Warrantholder)

                                        ---------------------------------------
                                        Print full name

                                        ---------------------------------------
                                        Print full address



Instructions:

1. The registered holder may exercise its right to receive Broker Warrants by completing this Exercise Form and surrendering this form and the Special Warrant Certificate representing the Broker Special Warrants being exercised to Minera Andes Inc. c/o Montreal Trust Company of Canada, Suite 710, 530 - 8th Avenue S.W., Calgary, Alberta, T2P 3S8. Certificates for Broker Warrants will be delivered or mailed within five business days after the exercise of the Broker Special Warrants.
2. If the Exercise Form indicates that Broker Warrants are to be issued to a person or persons other than the registered holder of the Certificate, the signature of such holder of this Exercise Form must be guaranteed by an authorized officer of a chartered bank, trust company or an investment dealer who is a member of a recognized stock exchange.
3. If the Exercise Form is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a fiduciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to Minera Andes Inc.
4. If the registered holder exercises its right to receive Broker Warrants prior to a receipt for a prospectus being issued by the applicable securities commission the Broker Warrants will be subject to a hold period and may be issued with a legend reflecting such hold period.



                                Minera Andes Inc.
                      c/o Montreal Trust Company of Canada
                        Suite 710, 530 - 8th Avenue S.W.
                                Calgary, Alberta
                                     T2P 3S8

                            Telephone: (403) 267-6891